Morgan Stanley Universal Institutional Funds, Inc. -
Small Company Growth Portfolio
Item 77O- Transactions effected pursuant to Rule
10f-3

Securities Purchased:  Wing Stop, Inc.
Purchase/Trade Date:	  3/8/16
Offering Price of Shares: $24.000
Total Amount of Offering: 5,750,000 shares
Amount Purchased by Fund: 2,206 shares
Percentage of Offering Purchased by Fund: .038
Percentage of Fund's Total Assets: .48
Brokers:  Morgan Stanley, Jefferies, Baird, Goldman
Sachs & Co., Barclays, Wells Fargo Securities
Purchased from: Jefferies
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one
NRSRO.

Securities Purchased:   Cotiviti Holdings Inc.
Purchase/Trade Date:	  5/26/16
Offering Price of Shares: $19.000
Total Amount of Offering: 12,500,000 shares
Amount Purchased by Fund: 8,840 shares
Percentage of Offering Purchased by Fund: .071
Percentage of Fund's Total Assets: 1.56
Brokers:  Barclays, Citigroup, Credit Suisse,
Morgan Stanley, RBC Capital Markets, SunTrust
Robinson Humphrey, Baird, William Blair
Purchased from: JP Morgan
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one
NRSRO.